United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
December 3, 2020

CANNAE HOLDINGS, INC.
(Exact name of Registrant as Specified in its Charter)

1-38300
(Commission File Number)

Delaware	82-1273460
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
1701 Village Center Circle
Las Vegas, Nevada 89134
(Addresses of Principal Executive Offices)

(702) 323-7330
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Cannae Common Stock, $0.0001 par value	CNNE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 3, 2020, Cannae Holdings, Inc. (the “Company” or “Cannae”) announced that David W. Ducommun has been appointed to serve as President of the Company effective January 1, 2021. Mr. Ducommun has served as Executive Vice President of Corporate Finance of Cannae since August 2020, and served as Senior Vice President of Corporate Finance of Cannae from November 2017 until August 2020. Mr. Ducommun is a Managing Director of Trasimene Capital Management, LLC, which provides certain management services to Cannae, since November 2019. Mr. Ducommun served as Senior Vice President of Mergers and Acquisitions of FNF from 2011 until November 2019. He also served as Secretary of FGL Holdings from April 2016 until December 2017. Prior to joining FNF, Mr. Ducommun served as Director of Investment Banking at Bank of America Corporation since 2008, and before that as an investment banker at Bear Stearns.

Item 8.01.	Other Events
On December 3, 2020, the Company issued a press release announcing the appointment of Mr. Ducommun as President. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description
99.1	Press release dated December 3, 2020
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cannae Holdings, Inc.
Date:	December 3, 2020	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel, and Corporate Secretary